Exhibit 10.8

CDC IV, LLC

47 HULFISH STREET, SUITE 310

PRINCETON, NEW JERSEY 08542

August 2, 2006

BioDelivery Sciences International, Inc.

Arius Pharmaceuticals, Inc. and

Arius Two, Inc.

2501 Aerial Center Parkway, Suite 205

Morrisville, North Caroline 27560

Attn: Mark A. Sirgo, President and Chief Executive Officer

RE: Clinical Development and License Agreement

Dear Mr. Sirgo:

The purpose of this letter (this “Letter Agreement”) is to set out certain understandings and agreements between (i) CDC IV, LLC (“CDC”) and (ii) BioDelivery Sciences International, Inc. (“BioDelivery”), Arius Pharmaceuticals, Inc., a wholly-owned subsidiary of BDSI (“Arius”) and Arius Two, Inc., a wholly-owned subsidiary of BioDelivery (“Arius Two”).

Reference is hereby made to that certain Clinical Development and License Agreement (as amended, the “CDC License”), dated as of July 14, 2005 among CDC (as successor in interest to Clinical Development Capital LLC), BioDelivery and Arius. Pursuant to the terms of the CDC License, BioDelivery, Arius and Arius Two have requested that CDC consent to, among other things, (i) the acquisition by Arius Two of certain assets related to the BEMA Fentanyl product from QLT USA, Inc., and (ii) the amendment of the CDC License in connection with such acquisition and the subsequent license of certain rights with respect to such assets by Arius to Meda AB; in each case pursuant to the terms of (A) that certain Sublicensing Consent and Amendment, entered into as of the date hereof, by BDSI, Arius and CDC (the “Sublicensing Consent”) and (B) that certain BEMA Acquisition Consent, Amendment and Waiver, entered into as of the date hereof, by BDSI, Arius, Arius Two and CDC (the “Acquisition Consent” and together with the Sublicensing Consent, collectively, the “CDC Consents”). As a condition to CDC entering into the CDC Consents, CDC is requiring BDSI, Arius and Arius Two to enter into this Letter Agreement. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Acquisition Consent.

1. Defaults and Terminations under the New License. Notwithstanding anything to the contrary set forth in the CDC License, the QLT License, the New License, the Acquisition Agreements, the CDC Consents or any agreements entered into by any of BDSI, Arius or Arius Two in connection with any of the foregoing, BDSI, Arius and Arius Two hereby agree and acknowledge that (i) in no event shall Arius Two declare any default against Arius under the New License, or otherwise exercise any right to terminate the New License or other remedy thereunder, without the written consent of CDC, in its sole and absolute discretion and (ii) in no event shall CDC be required to cure any defaults by Arius under the New License in order to exercise its rights under Sections 2.04(d) or 13.06 or other similar provisions of the New License. The foregoing restrictions shall terminate to the extent Arius Two fails to satisfy its Obligations (as such term is defined in the certain Security Agreement by and between Arius Two and QLT, dated as of the date hereof (the “QLT Security Agreement”)), QLT thereafter exercises its rights with respect to the Collateral (as defined in the QLT Security Agreement) pursuant to the Acquisition Agreements, and Arius Two’s rights and obligations under the New License are assigned to an Arius Two Assignee.

2. Transfer of Acquired Assets to Arius and Termination of New License. BDSI, Arius and Arius Two hereby agree and acknowledge that upon the termination of the security interest created in favor of QLT under the Acquisition Agreements (i) the New License shall automatically terminate and (ii) simultaneously therewith, Arius Two shall assign and transfer all of its right, title and interest in and to the Acquired Assets to Arius and to the extent any such Acquired Assets are not already subject to a security interest in favor of CDC pursuant to the Security Agreement, such Acquired Assets shall automatically, and without the need for further action on the part of any person or entity, become subject to the security interests (and other provisions) in favor of CDC under the Security Agreement.

3. Arius Two as a Party to the CDC License Agreement. Each of BDSI, Arius, Arius Two and CDC hereby agree and acknowledge that by executing this Letter Agreement, Arius Two shall, subject to the terms of the Acquisition Agreements, become a party to the CDC License and included as part of the definition of the “Company”, together with BDSI and Arius. From and after the date hereof, Arius Two hereby agrees and acknowledges that, subject to the terms of the Acquisition Agreements, it (i) shall, in addition to BDSI and Arius, be responsible for all of duties and obligations of the “Company” under the CDC License and (ii) shall otherwise be bound by the terms of the CDC License as part of the “Company”. For purposes of clarity, it is hereby agreed and acknowledged that the New License and the Acquisition Agreements (and all documents entered into in connection therewith) shall be considered “Company Agreements” under the CDC License, provided that, upon assignment of Arius Two’s rights and obligations under the New License to any Arius Two Assignee, the New License shall no longer be deemed a “Company Agreement” with respect to Arius Two, but shall still be considered a “Company Agreement” with respect to Arius under the CDC License.

4. Payment of CDC Costs and Expenses. BDSI hereby agrees to reimburse CDC for any and all reasonable costs and expenses incurred by, or on behalf of, CDC or its affiliates (including, without limitation, all legal fees and expenses) related to CDC’s review, negotiation and execution of the CDC Consents and all documents related thereto, provided that, notwithstanding the foregoing, BDSI shall not in any event be required to reimburse CDC in excess of $25,000 in total for any legal fees and expenses due pursuant to the foregoing or with respect to any outstanding reimbursement obligations BDSI may have under any other prior written agreements between BDSI and CDC for legal fees and expenses incurred by CDC prior to the date of this letter. Subject to the presentation of reasonably detailed invoices describing the legal services rendered and fees to be reimbursed, such amounts shall be paid by BDSI to CDC by wire transfer of immediately available funds to an account designated by CDC at the time of the closing of the transactions contemplated herein.

5. Further Assurances. Upon the request of CDC, each of BDSI, Arius and Arius Two hereby agree to execute and deliver any and all additional instruments and documents and take such other future actions as may be necessary or reasonably requested by CDC to document and consummate the agreements and understandings described in, or otherwise in connection with, this Letter Agreement.

6. Miscellaneous Provisions. This Letter Agreement will be governed by and interpreted in accordance with the internal laws of the State of New York, without regard to its conflicts of laws rules. To the extent that the CDC License or New License (or any other agreements entered into by CDC and one or more of BDSI, Arius or Arius Two in connection therewith) are varied by this Letter Agreement, such variations shall be deemed to be lawfully made amendments to such agreements and to the extent there is a conflict between this Letter Agreement and such other agreements, the terms of this Letter Agreement shall control. Except as modified by this Letter Agreement, the CDC License and the New License (and any other agreements entered into by CDC and one or more of BDSI, Arius or Arius Two in connection therewith), such other agreements shall remain unchanged and in full force and effect. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The rights and obligations of each party to this Letter Agreement may not be assigned or delegated by BDSI, Arius or Arius Two without the prior written consent of CDC. This Letter Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document. For the purposes hereof, a facsimile copy of this Letter Agreement, including the signature pages hereto, will be deemed an original.

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Please indicate your agreement to the provisions of this Letter Agreement by having a duly authorized officer of each of BDSI, Arius and Arius Two execute this Letter Agreement and then return an executed copy to my attention at the address provided above.

Very truly yours,

CDC IV, LLC

By:	/s/ David Ramsey
Name:	David Ramsey
Title:	Partner

AGREED TO AND ACCEPTED AS
OF THE DATE FIRST SET FORTH ABOVE.

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President & CEO

ARIUS TWO, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

SIGNATURE PAGE TO LETTER AGREEMENT